Exhibit 99.1

Quantum Reports Fiscal Full Year 2024 Financial Results

SAN JOSE, Calif. — June 17, 2024 — Quantum Corporation (Nasdaq: QMCO) ("Quantum" or the "Company"), a leader in solutions for AI and unstructured data, announced today financial results for its fiscal full year 2024 ended March 31, 2024.

Fiscal 2024 Financial Summary
•Revenue was $311.6 million
•GAAP gross profit was $124.9 million, or 40% of revenue
•GAAP net loss was $41.3 million, or ($0.43) per share
•Annual recurring revenue was $145 million
•Subscription ARR was up 33% year-over-year at $17.8 million
•Adjusted non-GAAP net loss was $27.5 million, or ($0.29) per share
•Adjusted EBITDA was ($5.3) million

“Following the recent completion of our financial re-evaluation process, we are pleased to be back discussing our operations and financials, including results for fiscal 2024,” stated Jamie Lerner, Chairman and CEO of Quantum. “Although this comprehensive process was time-intensive, it demonstrates our commitment to the highest standards of financial integrity and transparency. The financial restatement adjustments made were all technical accounting in nature and we found no evidence of intentional misconduct.”

“Our full year 2024 results reflect a significant reduction of revenue from our largest hyperscale customer, which we had expected would scale down over time but instead stopped placing orders at the end of fiscal Q1 2024. While extremely disappointed with the impact from significantly lower revenue year-over-year, we have been proactively accelerating our business transformation. During this time, our team continues to focus on improving the Company’s capital structure as well as optimizing our overall business operations.”

“These actions include improved focus and retooling of our sales and product initiatives in strategic growth areas; accelerating operational efficiencies and cost reductions to achieve $16 million of total annualized savings; year-over-year gross margin improvement of over 600 basis points; and strengthening our capital structure through balance sheet optimization, sale of non-core assets, and debt reduction. A recent example of these actions in motion, subsequent to fiscal year-end, was completing a transaction to reduce liabilities and carrying costs through the sale of service inventory assets. Then using the proceeds to pay down outstanding debt. Additionally, we have active efforts to restructure and shift resources to leverage our international footprint and to expand our channel partner network in Asia and North America.” Mr. Lerner commented further.

Mr. Lerner continued, “Looking ahead, we remain committed to getting back to profitability as well as stabilizing and improving the performance of our legacy Automation and StorNext solutions. Quantum remains dedicated to use cases for Media & Entertainment, Life Sciences, Industrial Technology, and Federal while improving our position to address the prevailing industry trends around Artificial Intelligence across the multiple verticals we serve. ActiveScale and Myriad will be the center of our growth strategy by serving use cases that drive higher recurring revenue, with improved margins, in faster growing market segments. Execution of our strategy to advance our operating model, combined with improving our capital structure, will drive step-change improvements to Quantum in fiscal 2025.”

Fiscal 2024 vs. Prior Year

Revenue of $311.6 million for fiscal 2024 decreased 26.2% from $422.1 million in the prior year, primarily reflecting lower revenue contribution from hyperscale customers combined with lower tape media and royalty business. Gross profit in fiscal 2024 was $124.9 million, or 40.1% of revenue, compared to $143.3 million, or 33.9% of revenue, in the prior fiscal year.

Total GAAP operating expenses in fiscal 2024 were $153.8 million, or 49.3% of revenue, compared to $159.9 million, or 37.9% of revenue, in the prior fiscal year. Selling, general and administrative expenses were $112.4 million in fiscal year 2024, compared to $113.8 million in the prior fiscal year. Research and development expenses were $38.0 million in fiscal 2024, compared to $44.6 million in fiscal 2023. Non-GAAP operating expenses in fiscal 2024 were $136.1 million, compared to $142.9 million in the prior fiscal year.

GAAP net loss in fiscal 2024 was $41.3 million, or ($0.43) per share basic and diluted, compared to a net loss of $18.4 million, or ($0.20) per share basic and ($0.28) per share diluted, in the prior fiscal year. Excluding the income statement impact of the warrants, stock compensation, restructuring charges, and other non-recurring costs, non-GAAP adjusted net loss in fiscal year was $27.5 million, or ($0.29) per share basic and diluted, compared to an adjusted net gain of $3.2 million, or $0.04 per share basic and $0.03 per share diluted, in the prior year.

Adjusted EBITDA in fiscal 2024 was ($5.3) million, compared to $21.1 million in fiscal year 2023.

For a reconciliation of GAAP to non-GAAP financial results, please see the financial reconciliation tables below.

Liquidity and Debt (as of March 31, 2024)

•Cash, cash equivalents and restricted cash were $25.9 million, compared to $26.2 million as of March 31, 2023.
•Total interest expense for the three- and twelve-month periods were $4.1 million and $15.1 million, respectively, compared to $3.0 million and $10.6 million for the same periods a year ago.
•Outstanding term loan debt, excluding debt issuance costs, was $87.9 million, compared to $74.7 million as of March 31, 2023. Outstanding borrowings on revolving credit facility was $26.6 million, compared to $16.8 million as of March 31, 2023.
◦Subsequent to quarter end, we paid down $12.3 million of term loan debt through improved working capital by outsourcing our service inventory logistics and management.

Guidance

For the fiscal first quarter of 2025, the Company expects the following guidance:
•Revenues of $72.0 million, plus or minus $2.0 million
•Non-GAAP adjusted basic net loss per share of ($0.09), plus or minus $0.02
•Adjusted EBITDA of approximately ($2.0) million

For fiscal year 2025, the Company expects the following outlook:
•Revenues of $310 million, plus or minus $10.0 million
•Non-GAAP adjusted basic earnings per share of ($0.10), plus or minus $0.05
•Adjusted EBITDA of $15.0 million, plus or minus $5.0 million

This assumes an effective annual tax rate of negative 14%; non-GAAP adjusted net loss per share assumes an average basic share count of approximately 96 million in the fiscal first quarter of 2025 and approximately 96.4 million for the fiscal year 2025.

Conference Call and Webcast

Management will host a live conference call today, June 17, 2024, at 5:00 p.m. ET (2:00 p.m. PT) to discuss these results. The conference call will be accessible by dialing 866-424-3436 (U.S. Toll-Free) or +1-201-689-8058 (International) and entering conference ID 13747008. This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the investor relations section of the Company's website at investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through June 24, 2024. To access the replay dial 1-877-660-6853 and enter the conference ID 13747008 at the prompt. International callers should dial +1-201-612-7415 and enter the same conference ID.

Following the conclusion of the live call, a replay of the webcast will be available on the Company's website at www.quantum.com for at least 90 days.

About Quantum

Quantum delivers end-to-end data management solutions designed for the AI era. With over four decades of experience, our data platform has allowed customers to extract the maximum value from their unique, unstructured data. From high-performance ingest that powers AI applications and demanding data-intensive workloads, to massive, durable data lakes to fuel AI models, Quantum delivers the most comprehensive and cost-efficient solutions. Leading organizations in life sciences, government, media and entertainment, research, and industrial technology trust Quantum with their most valuable asset – their data. Quantum is listed on Nasdaq (QMCO). For more information visit www.quantum.com.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The results reported in this press release are preliminary and unaudited, and are subject to change. As previously disclosed, the Company is in the process of restating its previously issued results for its (i) audited consolidated financial statements for the fiscal years ended March 31, 2023 and March 31, 2022, (ii) unaudited interim condensed consolidated financial statements for each of the first three quarters in such years and (iii) unaudited interim condensed consolidated financial statements for the fiscal quarter ended June 30, 2023. The Company has not yet completed its annual financial close process for the fiscal 2024 fourth quarter and full year, and its independent auditors have not completed their audit of the Company’s financial statements for the fiscal 2024 full year. In addition, the Company is in the process of completing the financial close process for the Restatement, and its independent auditors have not completed their audit and applicable reviews of the Restatement. The financial results in this earnings report does not present all necessary information for an understanding of the Company’s results of operations for the fiscal 2024 fourth quarter and full year as well as the financial statements that will be included in the Restatement. As the Company completes its financial close process and finalizes its financial statements for the fiscal 2024 fourth quarter and full year as well as for the Restatement, and as its independent auditors complete their audit of the Company’s financial statements for the fiscal 2024 full year and complete their applicable audit and reviews of the Restatement, it is possible the Company may identify items that require adjustments to the preliminary financial information set forth in this earnings report, and those changes could be material. The Company is in the final stages of confirming the revised financial results to be reflected in the Restatement and expects to file its current financial results, as well as its restated results in a super Form 10-K. The Company does not intend to update such financial information prior to the filing of its super Form 10-K.

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results, including for the first fiscal quarter of 2025 and fiscal year 2025; our focus and our strategy; expected benefits of our restructuring plan, including annualized savings and the timing of payback; and expectations with respect to revenue growth and EBITDA expansion in fiscal year 2025.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the impact macroeconomic and inflationary conditions on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; estimates and assumptions related to the cost (including any possible disruption of our business) and the anticipated benefits of the transformation and restructuring plans; the outcome of any claims and disputes; the ability to meet stock exchange continued listing standards; the possibility that the Nasdaq may delist our common stock; risks related to our ability to implement and maintain effective internal control over financial reporting in the future; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), including our Form 10-K to be filed with the Securities and Exchange Committee for the fiscal year ended March 31, 2023, and any subsequent reports filed with the SEC. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

Investor Relations Contacts:

Shelton Group
Leanne K. Sievers | Brett L. Perry
P: 214-272-0070
E: sheltonir@sheltongroup.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	March 31,
	2024	2023
		Restated
Assets
Current assets:
Cash and cash equivalents	$25,692	$25,963
Restricted cash	168	212
Accounts receivable, net of allowance for doubtful accounts of $22, $201 and $422, respectively	67,788	72,464
Manufacturing inventories	17,753	19,441
Service parts inventories	9,783	25,304
Prepaid expenses	2,186	4,158
Other current assets	8,414	5,513
Total current assets	131,784	153,055

Property and equipment, net	12,028	16,555
Intangible assets, net	1,669	4,941
Goodwill	12,969	12,969
Right-of-use assets, net	9,425	10,291
Other long-term assets	19,740	15,846
Total assets	$187,615	$213,657
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$26,087	$35,716
Accrued compensation	18,214	15,710
Deferred revenue, current portion	78,511	79,807
Term debt, current portion	82,496	5,000
Revolving credit facility	26,604	16,750
Warrant liabilities	4,046	7,989
Other accrued liabilities	13,986	13,666
Total current liabilities	249,944	157,888
Deferred revenue, net of current portion	38,176	35,495
Revolving credit facility	—	16,750
Term debt, net of current portion	—	66,354
Operating lease liabilities	9,621	10,169
Other long-term liabilities	11,372	11,370
Total liabilities	309,113	298,026

Stockholders’ deficit
Preferred stock:
Preferred stock, 20,000 shares authorized; no shares issued as of March 31, 2024, 2023 and 2022, respectively	—	—
Common stock:
Common stock, $0.01 par value; 225,000 shares authorized; 95,850, 93,574 and 60,433 shares issued and outstanding at March 31, 2024, 2023 and 2022, respectively	959	936
Additional paid-in capital	707,116	702,370
Accumulated deficit	(827,380)	(786,094)
Accumulated other comprehensive loss	(2,193)	(1,581)
Total stockholders' deficit	(121,498)	(84,369)
Total liabilities and stockholders' deficit	$187,615	$213,657

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Year Ended March 31,
	2024	2023
		Restated
Revenue
Product	$174,879	$274,854
Service and subscription	126,590	133,518
Royalty	10,131	13,705
Total revenue	311,600	422,077
Cost of revenue
Product	136,419	220,031
Service and subscription	50,292	58,782
Total cost of revenue	186,711	278,813
Gross profit	124,889	143,264
Operating expenses
Sales and marketing	60,893	66,034
General and administrative	51,547	47,752
Research and development	38,046	44,555
Restructuring charges	3,280	1,605
Total operating expenses	153,766	159,946
Loss from operations	(28,877)	(16,682)
Other income (expense), net	(1,746)	1,956
Interest expense	(15,089)	(10,560)
Change in fair value of warrant liability	5,137	10,250
Loss on debt extinguishment, net	—	(1,392)
Net loss before income taxes	(40,575)	(16,428)
Income tax provision	711	1,940
Net loss	$(41,286)	$(18,368)

Net loss per share - basic	$(0.43)	$(0.20)
Net loss per share - diluted	$(0.43)	$(0.28)
Weighted average shares - basic	95,087	90,348
Weighted average shares - diluted	95,087	91,188

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Year Ended March 31,
	2024	2023
		Restated
Operating activities
Net loss	$(41,286)	$(18,368)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	9,313	10,118
Amortization of debt issuance costs	2,735	1,624
Long-term debt related costs	—	992
Provision for manufacturing and service inventories	6,490	18,052
Stock-based compensation	4,721	10,750
Change in fair value of warrant liabilities	(3,943)	(10,250)
Other non-cash	3,304	(2,067)
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	4,846	(2,966)
Manufacturing inventories	(1,396)	(1,839)
Service parts inventories	11,852	(3,503)
Accounts payable	(11,193)	1,158
Prepaid expenses	1,971	3,695
Deferred revenue	1,386	(11,611)
Accrued compensation	2,504	(431)
Other assets	(2,197)	(1,270)
Other liabilities	737	1,022
Net cash used in operating activities	(10,156)	(4,894)
Investing activities
Purchases of property and equipment	(5,869)	(12,581)
Business acquisitions	—	(3,020)
Net cash used in investing activities	(5,869)	(15,601)
Financing activities
Borrowings of long-term debt, net of debt issuance costs	12,541	—
Repayments of long-term debt	(5,747)	(24,596)
Borrowings of credit facility	421,623	497,280
Repayments of credit facility	(412,704)	(498,665)
Proceeds from issuance of common stock	—	67,146
Net cash provided by financing activities	15,713	41,165
Effect of exchange rate changes on cash and cash equivalents	(3)	12
Net change in cash, cash equivalents, and restricted cash	(315)	20,682
Cash, cash equivalents, and restricted cash at beginning of period	26,175	5,493
Cash, cash equivalents, and restricted cash at end of period	$25,860	$26,175
Supplemental disclosure of cash flow information
Cash paid for interest	$12,314	$8,701
Cash paid for income taxes, net of refunds	$1,776	$1,418
Non-cash transactions
Purchases of property and equipment included in accounts payable	$661	$1,049
Transfer of manufacturing inventory to services inventory	$341	$4,045
Transfer of manufacturing inventory to property and equipment	$264	$343
Paid-in-kind interest	$2,314	$319
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the statement of cash flows:
Cash and cash equivalents	$25,692	$25,963
Restricted cash, current	168	212
Total cash, cash equivalents and restricted cash at the end of period	$25,860	$26,175

NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have presented certain non-GAAP financial measures in this press release, including non-GAAP adjusted net loss, adjusted EBITDA, non-GAAP gross profit and non-GAAP operational expenses.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net loss before interest expense, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, and other non-recurring expenses.

“GAAP net loss” as referred to in this press release represents “Net loss attributable to common stockholders”. Non-GAAP adjusted net income (loss) is a non-GAAP financial measure defined by us as net loss before restructuring charges, stock-based compensation expense, and other non-recurring (income) expenses. We calculate adjusted net income (Loss) per basic and diluted share using the above-referenced definition of adjusted net income (Loss).

We have provided below reconciliations of adjusted EBITDA to adjusted net income (loss), non-GAAP gross profit and non-GAAP operational expenses, to the most directly comparable U.S. GAAP financial measures. We have presented adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. For example, in the quarter ended September 30, 2022, we have excluded a large inventory reserve provision caused by global supply chain disruptions since the start of the pandemic and the longer associated lead times that resulted in older generation products being displaced by next-generation solutions. We do not believe an inventory adjustment of this magnitude is reasonably likely to reoccur in the foreseeable future and do not believe it is indicative of our ongoing operations; accordingly, we have excluded its impact from our non-GAAP results. We believe adjusted net income (loss) and adjusted net income (loss) per basic and diluted share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that the use of non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; (7) potential future costs related to business acquisitions; (8) gain (loss) on debt extinguishment, (9) and acquisition-related amortization of intangibles assets from business combinations, (10) fair market adjustments related to the Company’s warrants, or (11) manufacturing inventory provisions.
•Adjusted net income (loss) does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; (4) potential future costs related to business acquisitions; (5) gain (loss) on debt extinguishment; (6) acquisition-related amortization of intangibles assets from business combinations; (7) fair market adjustments related to the Company’s warrants; or (8) manufacturing inventory provisions.

Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, you should consider adjusted EBITDA and adjusted net income (loss) along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

In addition, this press release includes non-GAAP adjusted earnings or net loss per share and adjusted EBITDA, each a non-GAAP measure used to describe our expected performance. We have not presented a reconciliation of these non-GAAP measures to our most comparable GAAP financial measures, because the reconciliation could not be prepared without unreasonable effort. The information necessary to prepare the reconciliations is not available on a forward-looking basis and cannot be accurately predicted. The unavailable information could have a significant impact on the calculation of the comparable GAAP financial measure.

The tables below reconcile the non-GAAP financial measures of adjusted EBITDA, net income, diluted EPS, operating expenses and gross margin with the most directly comparable GAAP financial measures (in thousands, unaudited).

Adjusted EBITDA

	Year Ended March 31,
(in thousands)	2024	2023
		Restated
Net loss	$(41,286)	$(18,368)
Interest expense, net	15,396	10,560
Provision for income taxes	711	1,940
Depreciation expense	6,103	5,475
Stock-based compensation expense	4,721	10,750
Restructuring charges	4,019	2,178
Loss on extinguishment of Senior Secured Term Loan	—	1,392
Amortization of acquisition related intangible assets	3,272	4,643
Acquisition and debt related costs	2,002	818
Non-recurring project costs	4,895	—
Fair value of warrants adjustments	(5,137)	(10,250)
Service & Manufacturing inventory provision	—	12,004
Adjusted EBITDA	$(5,304)	$21,142

Non-GAAP adjusted net income and net income (loss) per share

	Year Ended March 31,
(in thousands)	2024	2023
		Restated
Net loss	$(41,286)	$(18,368)
Stock-based compensation expense	4,721	10,750
Restructuring charges	4,019	2,178
Loss on extinguishment of Senior Secured Term Loan	—	1,392
Amortization of acquisition related intangible assets	3,272	4,643
Acquisition and debt related costs	2,002	818
Non-recurring project costs	4,895	—
Fair value of warrant adjustments	(5,137)	(10,250)
Service & Manufacturing inventory provision	—	12,004
Adjusted net income (loss)	$(27,514)	$3,167

Adjusted net income (loss) per share – basic	$(0.29)	$0.04
Adjusted net income (loss) per share - diluted	$(0.29)	$0.03
Weighted average shares – basic	95,087	90,348
Weighted average shares - diluted	95,087	91,188